                                                                     EXHIBIT 3.2
             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
       STATE OF NEVADA
         MAY 21 1999
        No. C10914-99
       /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

            ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF
                         AMERICA'S SHOPPING MALL, INC.

                              A Nevada Corporation

     The undersigned being the President and Secretary of AMERICA'S SHOPPING MALL, INC., a Nevada corporation (the "Corporation"), organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certify as follows:

     1. The present name of the corporation is America's Shopping Mall, Inc.

     2. The date of filing of its original Articles of Incorporation with the Secretary of the State of Nevada was May 4, 1999.

     3. The Board of Directors of the Corporation acting unanimously and the sole stockholder of the Corporation outstanding and entitled to vote, have authorized and approved the following amendment:

                                   WITNESSETH:

     The number of shares which the corporation shall have the authority to issue is 20,020,000 of which 20,000,000 shall be designed Common Stock, $.001 par value per share, and 20,000 shares shall be designated as Series A Senior Convertible Preferred Stock, $.001 par value per share. All shares are to be fully paid and non-assessable. The Series A Senior Convertible Preferred Stock shall have such rights and preferences set forth in the Certificate of Designation of Series A Senior Convertible Preferred Stock attached to this Amendment as an Exhibit. The Board of Directors shall file with the Nevada Secretary of State such a Certificate of Designation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation of the Corporation to be signed by Irwin Schneidmill, its President, an attested by Robert Trause, its Secretary, this 21st day of May, 1999.

                                  By: /s/ Irwin Schneidmill, President
                                      --------------------------
                                      Irwin Schneidmill
                                      President


                                  Attest: /s/ Robert Trause
                                          ----------------------
                                          Robert Trause
                                          Secretary

State of New York  )
                   )
County of New York )

     On May 21st, 1999, personally appeared before me, Notary Public, Irwin Schneidmill, President of America's Shopping Mall, Inc. who acknowledged that he executed the above Articles of Amendment to the Articles of Incorporation.


                                            /s/ Chase Caro
                                            ---------------
                                             NOTARY PUBLIC

                         CERTIFICATE OF DESIGNATION OF
                 SERIES A SENIOR CONVERTIBLE PREFERRED STOCK OF
                          AMERICA'S SHOPPING MALL, INC.

     Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Series A Senior Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 20,000. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $420.00 per share (the "Stated Value"). All terms defined in the Investment Agreement, dated May 21, 1999, between the Company and the Purchaser therein (the "Investment Agreement") and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.

     Section 2. Dividends.

     a. Holders of outstanding shares of Preferred Stock shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative cash dividends at the rate per share (as a percentage of the Stated Value per share) equal to 8% per annum (or 13% per annum in the case of dividends paid in shares of Preferred Stock under Section 2(c) hereof) (subject to reset as provided below in this Section 2(a) and to increase pursuant to
Section 2(e) hereof), in cash or (as provided for herein) shares of Preferred Stock, payable quarterly in arrears on the last day of each March, June, September and December during the term of the Preferred Stock (each such date, a "Dividend Payment Date"). Any arrears in payment of dividends with respect to any share of Preferred Stock shall be payable on the Conversion Date (as defined in Section 5(b)) applicable to such share or earlier if so determined by the Company at the default rates set forth in Section 2(e) hereof. Dividends on shares of the Preferred Stock shall accrue daily commencing on the Issue Date of such shares, shall be calculated based on the actual number of days in such quarterly period in a 360-day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable Dividend Payment Date. A transfer of the right to receive payments hereunder shall be transferable only through an appropriate entry in the register (the "Register") to be maintained by the Company through the Transfer Agent, in which shall be entered the names and addresses of the registered holder of shares of Preferred Stock and all transfers of such shares. References to the Holder or Holders shall mean the Person listed in the Register as the registered holder of such shares. The ownership of such shares shall be proved by the Register, absent manifest error. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of Preferred Stock based upon the number of shares held by each Holder. Dividends due hereunder on a Dividend Payment Date may, if so determined by a majority of the Company's entire Board of Directors, be paid in shares of Preferred Stock calculated based upon the Stated Value per share. Other than payment of dividends in shares of Preferred Stock all other amounts due hereunder at any time shall be paid in immediately available funds. The Conversion Price shall be subject to reset as follows. In the event that the average closing bid price per share of the Company's Common Stock on the NASD OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market or such other trading market or exchange on which the Common Stock shall then be traded for the twenty
(20) trading days immediately preceding the ninetieth (90th) day following the date that the Company's Common Stock is eligible for public trading is below Three Dollars and Fifty Cents ($3.50) (the "Reset Average Price"), the Conversion Price shall be reset to a price per share of Common Stock equal to seventy-five percent (75%) of the Reset Average Price. Once reset in accordance with the provisions of this Section 2(a), the Conversion Price shall remain at the reset Conversion Price, subject to adjustment in accordance with Section 5(d) below.

     b. Notwithstanding anything to the contrary contained herein, the Company may not, without the prior written consent of each Holder, in each instance, issue shares of Preferred Stock in payment of dividends (and must deliver immediately available funds in respect thereof) on the Preferred Stock if:

          (i) the number of shares of Preferred Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Preferred Stock; or

          (ii) if ten Business Days shall have elapsed from the date an Event of Default (as defined in Section 7) shall have been declared hereunder as having occurred and the Company shall not have cured such Event of Default.

     c. If the Company elects to issue shares of Preferred Stock in satisfaction of the Company's obligation to pay dividends on any previously outstanding shares of Preferred Stock such dividends shall be paid at an annual rate of thirteen percent (13%) per share (calculated as a percentage of the Stated Value per share) and not the eight percent (8%) dividend rate applicable to cash dividends.

     d. So long as any shares of Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities, unless in each case all dividends on the Preferred Stock for all past dividend periods shall have been paid.

     e. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, the dividend rate otherwise applicable specified in Section 2(a) shall be increased to 13% per annum, paid in cash (or, in the case of shares of Preferred Stock issued in satisfaction of dividends, 18%) or, if less, the maximum rate permitted by applicable law until such time as the applicable Event of Default is cured. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Investment Agreement, or limit the Company's liability for damages to any holder occasioned by such Event of Default.

     Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of the Preferred Stock shall have voting rights entitling them to one vote for each share of Common Stock into which shares of Preferred Stock held by them are then convertible. The holders of Preferred Stock shall vote with the holders of Common Stock as one class on all matters submitted to the holders of Common Stock for a vote. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority in interest of the shares of the Preferred Stock then outstanding, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Company so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (ii) authorize or issue any additional equity securities of the Company or of any subsidiaries other than those issuable (x) upon the conversion, exchange or exercise of securities or rights outstanding on the Closing Date and (y) pursuant to grants of options previously granted and outstanding on the Closing Date under the Company's Stock Option plan; provided, however, that such consent shall not be unreasonably withheld, (iii) approve any merger, consolidation, compulsory share exchange or sale of assets to which the Company is a party; provided, however that such consent shall not be unreasonably withheld, (iv) repurchase or redeem any equity securities or pay dividends or other distributions on any equity securities, except as provided pursuant to the terms of the Preferred Stock, (v) liquidate, dissolve, recapitalize or reorganize the Company, (vi) incur any indebtedness for borrowed money, or guarantee indebtedness, of other persons, directly or indirectly except with respect to any wholly owned subsidiaries, (vii) effect any fundamental changes in the nature of the Company's business, including but not limited to acquiring or investing in another business entity; provided, however that such consent shall not be unreasonably withheld, or (viii) approve the sale or transfer of any material intangible or intellectual property, other than the issuance of licenses or sales of equipment in the ordinary course of business; provided, however, that such approval shall not be unreasonably withheld.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to One Thousand Dollars ($1,000) per share of Preferred Stock, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay such amounts in full, then the entire assets of the Company to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33 1/3% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies or a reclassification of the Common Stock shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

     Section 5. Conversion.

     a. Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Price, at the option of the holder in whole or in part at any time and from time to time after the Issue Date of such share of Preferred Stock. The holder of the Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder of Preferred Stock delivers such Notice by facsimile (the "Holder
          Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to
          Section 5(j). Each Holder Conversion Notice, once given, shall be irrevocable. If a holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by such holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner and within the time set forth in Section 5(c)) a certificate for such number of shares of Preferred Stock as have not been converted.

     b. On the tenth anniversary of the Issue Date (the "Company Conversion Date") for each share of Preferred Stock that has not previously been converted, such share of Preferred Stock shall be automatically convertible into shares of Common Stock at the then applicable Conversion Price; provided, however, that no shares of Preferred Stock shall be converted (i) unless the Company shall have duly reserved for issuance to the holder a sufficient number of shares of Common Stock to issue upon such conversion; or (ii) if an Event of Default shall have occurred hereunder and is continuing. In connection with such conversion, the Company shall deliver to the holders of such shares of Preferred Stock a written notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"). The Company Conversion Notice shall specify the number of shares of Preferred Stock that will be subject to automatic conversion on the Company Conversion Date. The Company shall deliver or cause to be delivered the Company Conversion Notice at least five (5) Trading Days before the Company Conversion Date. The holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Company or the Transfer

          Agent  not  later  than  five  (5)  Trading  Days  after  the  Company
          Conversion Date. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

     c. Not later than five (5) Trading Days after the Conversion Date, the Company will, or will cause the Transfer Agent to deliver to the holder of Preferred Stock (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, including certificates representing the number of shares of Common Stock as equals the accrued but unpaid dividends thereon divided by the average Per Share Market Value, and (ii) one or more certificates representing the number of shares of Preferred Stock not converted. If, at the time of any conversion of Preferred Stock, there shall be an effective Registration Statement applicable to the shares of Common Stock available for such conversion, any certificates representing shares of Common Stock to be delivered upon such conversion hereunder shall be free of restrictive legends and trading restrictions on the stock transfer books of the Company. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock and the counting of Trading Days for purposes of any consequences under this Section for a failure to deliver such certificates under this Section shall not begin until certificates representing the shares of Preferred Stock to be converted are either delivered for conversion to the Transfer Agent for the Common Stock, or until the holder notifies the Company that such certificates representing the shares of Preferred Stock have been lost, stolen or destroyed and (if requested by the Company or the Transfer Agent) provides a bond and other supporting documentation reasonably satisfactory to the Company and the Transfer Agent (or other adequate security reasonably acceptable to the Company and the Transfer Agent) to indemnify the Company from any loss incurred by it in connection therewith, provided that, if the Company or the Transfer Agent receives the original certificates representing the shares of Preferred Stock being converted on or prior to the time specified for the delivery of such shares of Common Stock or on or prior to the time at which liquidated damages begin to accrue, the date of the Holder Conversion Notice shall be deemed to be the date of delivery of such original certificates representing the shares of Preferred Stock. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(c), the holder shall be entitled by written notice to the Company and the Transfer Agent at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall immediately instruct the Transfer Agent to return the certificates representing the shares of Preferred Stock subject to such conversion that were tendered for conversion.

     d.

          i. If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make any distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(i) shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          ii. If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or securities convertible into Common Stock at a conversion price, or rights or warrants exercisable for shares of Common Stock at an exercise price, per share less than the Conversion Price at the record date mentioned below (the "Adjustment Issue Date"), the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated pursuant to this Section (5)(d)(ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised. Notwithstanding anything in this Section 5(d)(ii), there shall be no adjustment pursuant to this Section 5(d)(ii) for issuances of Common Stock or securities convertible into Common Stock (i) for any of the transactions with respect to which an adjustment is provided for pursuant to any other section of this Certificate of Designation, (ii) upon exercise or conversion of any other options, warrants or securities outstanding on the date hereof,
               (iii) upon the conversion of Preferred Stock issued pursuant to the Investment Agreement or (iv) for issuances under the Company's stock option plan duly approved by the Compensation Committee of the Board of Directors.

          iii. If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(d)(ii) above), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Conversion Price, and of which the numerator shall be such Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidences of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          iv. All calculations under this Section 5 shall be made to the nearest one-cent ($.01) or the nearest 1/100th of a share, as the case may be.

          v. Whenever the Conversion Price is adjusted pursuant to Section 5(d)(i), (ii), (iii) or (iv), the Company shall, or shall instruct the Transfer Agent to, promptly mail to the holders of Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          vi. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which the Company will not be the surviving entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as would be payable to the holders of the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(d)(vi) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          vii. If:

               (1) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock) or shall authorize a repurchase or redemption or otherwise enter into any other transaction (including a stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which shares of Preferred Stock are convertible); or

               (2) the Company shall declare a special nonrecurring cash dividend on its then outstanding Common Stock; or

               (3) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (4) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               (5) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last respective addresses as they shall appear upon the Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, repurchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, repurchase, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     e. If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall, at least 30 calendar days prior to the effective date of such action, mail a written notice to each holder of Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

     f. The Company (i) represents and warrants that as of the Issue Date (as defined in Section 7), it has duly reserved solely for issuance upon conversion of Preferred Stock, as herein provided, out of its authorized and unissued Common Stock free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, the number of shares of Common Stock as would be issuable upon conversion of all of the shares of the Preferred Stock that are authorized for issuance hereunder as if all such shares were issued on, and such conversion had occurred on, the Issue Date and (ii) covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, the number of shares of Common

          Stock as shall be issuable (taking into account the reset provisions of Section 2(a) and the adjustments and restrictions of Section 5(d) hereof) upon the conversion of the aggregate of all outstanding shares of Preferred Stock that are authorized for issuance hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable and free of all preemptive rights, liens and encumbrances.

     g. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Conversion Price. If the Company elects not to, or is unable to, make such a cash payment, the holder of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     h. The issuance of certificates for (i) shares of Common Stock on conversion of Preferred Stock or (ii) shares of Preferred Stock paid as dividends, shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     i. Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

     j. Any and all notices or other communications or deliveries to be provided by the holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Operating Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company and if applicable to the Transfer Agent. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the holder at the facsimile telephone number or address of the holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the  earliest  of (i)  the  date of  transmission,  if  delivered  via facsimile at the facsimile telephone number specified in the Investment Agreement prior to 4:30 p.m. (Eastern Time) on a Trading Day, (ii) the Trading Day after the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Investment Agreement later than 4:30 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6. Redemption.

     (a) The Company shall have the right, subject to each Holder's right to convert all or any portion of its shares of Preferred Stock in accordance with
Section 5 hereof on or prior to the Redemption Date, to redeem any or all of the shares of Preferred Stock on any Quarterly Dividend Payment Date (for purposes of this Section 6 such date shall be the "Redemption Date"), provided written demand as set forth below is given. The redemption price for each share of Preferred Stock to be redeemed shall be paid by the Company in cash in an amount equal to the stated value of such share, plus an amount sufficient such that the holder thereof receives an annual rate of return equal to twenty-five percent (25%), for the period from the original Issue Date of such share until the Redemption Date, on a compounded basis (the "Redemption Price").

     (b) Thirty (30) days prior to the Redemption Date, the Company shall provide each holder of Preferred Stock with a written demand ("Redemption Notice") (addressed to the holder at its address as it appears on the stock transfer books of the Company) to redeem shares of Preferred Stock as provided above, which notice shall specify the estimated Redemption Price and the number of shares to be redeemed. All Redemption Notices hereunder shall be sent by certified mail, returned receipt requested, and shall be deemed to have been provided when received.

     (c) On or prior to the Redemption Date, each holder of Preferred Stock shall surrender his or its certificate or certificates representing the shares of Preferred Stock to be redeemed, in the manner and at the place designated in the Redemption Notice and if the Holder elects to convert any or all of the shares of Preferred Stock, a Holder Conversion Notice in conformance with
Section 5 hereof. If less than all shares represented by such certificate or certificates are redeemed, the Company shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price and interest at the rate of 13% in the event payment is not made within 20 days after the Redemption Date), and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

     "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.001 par value, of the Company, stock of any other class into which such shares may hereafter have been reclassified or changed and any other equity securities of the Company hereafter designated as Common Stock.

     "Conversion Amount" means, with respect to any share of Preferred Stock surrendered for conversion hereunder, the Stated Value of such share of Preferred Stock plus accrued but unpaid dividends thereon through and including the applicable Conversion Date.

     "Conversion Price" means Three Dollars and Fifty Cents ($3.50) per share of Common Stock, subject to reset or adjustment according to the provisions of the Investment Agreement and this Certificate of Designation.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     a. any default by the Company to pay when due and payable dividends on any shares of Preferred Stock, either on a Dividend Payment Date or Conversion Date, or any other amounts hereunder, by acceleration or otherwise, or, within five
(5) Business Days following the delivery of notice to the Company, any fees or any other amounts payable (and not otherwise referred to in this clause (a)) by the Company under the Investment Agreement;

     b. the Company shall fail to timely observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Certificate of Designation or the Investment Agreement and such failure or breach shall not have been remedied within five (5) Business Days after the date on which such failure or breach shall have occurred or such other cure period as may specifically be provided herein or in such other agreements with respect to any particular covenant, agreement or warranty;

     c. the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any other order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

     d. the Company shall fail to pay any amount of principal or interest on any mortgage, credit agreement or other facility, indenture or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding fifty thousand dollars ($50,000), or any amount owed to the Pioneer Partnership, its partners or affiliates (collectively, "Indebtedness"), whether such Indebtedness now exists or shall hereafter be created, when and as the same shall become due and payable, or the Company shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument evidencing or governing any of such Indebtedness if the cure period for such term, covenant or agreement contained in such agreement or instrument has run and the holder or holders of such Indebtedness or a trustee on their behalf shall have the right to cause such Indebtedness to become due prior to its stated maturity;

     e. the Common Stock shall not be registered under Section 12, 13 or 15 of the Securities Exchange Act of 1934, as amended, within one hundred and eighty
(180) days after the Closing Date (or if earlier, on the date on which the registration statement relating to the shares of Common Stock into which shares of Preferred Stock are convertible, as contemplated by the Investment Agreement, is declared effective by the Commission);

     f. the trading in the Common Stock shall have been suspended by the Commission, the NASD OTC Bulletin Board or, once the Common Stock is listed on the Nasdaq National Market or the Nasdaq SmallCap Market, by Nasdaq or any other federal or state regulatory authority having jurisdiction over the Common Stock (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except, if, at the time there is any suspension on the Nasdaq Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market, or the Nasdaq National Market within two (2) Trading Days thereof);

     g. once listed on any Nasdaq market, the Company shall have its Common Stock delisted from the Nasdaq Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market within such ten (10) Trading Days; or

     h. the entry of any judgments against the Company aggregating more than $100,000, which unpaid or unsatisfied.

     "Junior Securities" means the Common Stock and all other classes of equity securities of the Company, other than the Series A Senior Convertible Preferred Stock.

     "Issue Date" shall mean, with respect to any share of Preferred Stock, the date of the issuance of such share of Preferred Stock regardless of the number of transfers of such share of Preferred Stock and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Trading Day" means (a) a day on which the Common Stock is traded on the NASD OTC Bulletin Board, the Nasdaq National Market or Nasdaq SmallCap Stock Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by Bloomberg, L.P., the National Quotation Bureau Incorporated or any similar organization or agency succeeding its functions or reporting prices.